Exhibit 99.1

For Release at 4pm Thursday, August 04, 2005

Press Contacts:
David Joseph
VP, Corporate Communications & Strategy
Audible, Inc.
+1 (973) 837-2824
djoseph@audible.com

AUDIBLE ANNOUNCES SECOND QUARTER 2005 FINANCIAL
RESULTS

- Company Reports Record Revenue of $15.3 Million -
- Reports Diluted EPS of $0.03 -
- Reiterates 2005 Guidance -

WAYNE, N.J.—August 4, 2005—Audible, Inc. (NASDAQ: ADBL; www.audible.com®), the leading provider of digital spoken audio information and entertainment on the Internet, today announced financial results for the second quarter ended June 30, 2005.

Audible reported record consolidated net revenue for the second quarter 2005 of $15.3 million, up 90% year over year and up 19% quarter over quarter; operating income of $434,428, representing a 3% operating margin; and net income after taxes of $823,869, or $0.03 per diluted share.

Total customers acquired during the quarter reached 72,300, representing growth of 105% year over year. AudibleListener® members acquired during the quarter reached 54,100, representing growth of 121% year over year. As of the end of the second quarter, there have been a total of 611,000 total customers who have come to Audible to purchase digital audio content.

“Q2 was another incredible success for us, as revenue and customer counts continued on their upward swing,” stated Donald Katz, chairman and CEO of Audible. “And we believe this is just the beginning. As we continue to invest in new growth initiatives, build out our distribution and escalate our customer focus, we expect there to be even greater things ahead."

Second Quarter Highlights:

Consolidated Net Revenue: consolidated net revenue totaled a record $15.3 million, a 90% increase over the $8.1 million reported in Q2-04 and a 19% increase quarter over quarter.

Total Customers: total customers totaled 611,000, a 61% increase over 379,000 in Q2-04.

Total New Customers: total new customers, a combination of new AudibleListener members and purchasers of individual titles, totaled a record 72,300, a 105% increase over 35,300 in Q2-04.

New AudibleListener Members: new AudibleListener members, customers who have signed up for one of Audible’s monthly membership programs, totaled 54,100, a 121% increase over 24,500 in Q2-04.

Income from Operations: Income from operations totaled $434,428, or 3% of net revenue, a 93% increase over $224,776 in Q2-04.

Income before Income Taxes: income before income taxes totaled $890,699, a 249% increase over $255,374 in Q2-04.

Net Income: net income totaled $823,869, or $0.03 per diluted share.

Operating and Free Cash Flow*: operating cash flow totaled $1.7 million. Free cash flow totaled $421,000.

Cash and Cash Equivalents: Audible’s cash, cash equivalents and short-term investments totaled $66.5 million at the end of Q2-05.

Business Outlook:

The company today reiterated full-year consolidated net revenue guidance for 2005 of $62 million to $65 million, which represents 80% to 89% year-over-year revenue growth.

The company reiterated guidance for 2005 income before income taxes of $1.6 million to $2.0 million, before deducting any charges related to restricted stock awards.

Second Quarter Announcements:

•
June 28, 2005 - Audible and The New Yorker magazine announce an exclusive agreement that brings The New Yorker's award-winning reporting, commentary, criticism, and fiction into the world of downloadable digital audio.

•
June 24, 2005 - Audible announces the delivery of its periodic audio content via secure Really Simple Syndication (RSS). Audible customers can receive podcasts of Audible periodic programming on their computers and on any one of more than 160 AudibleReady® handheld devices. This is the first of several tools the company expects to launch in 2005 that are intended to enable podcasters large and small to monetize their content.

•	June 15, 2005 - Audible announces the launch of Audible UK, www.audible.co.uk, a wholly-owned subsidiary of Audible Inc.

•	June 14, 2005 - Audible announces that it has named Glenn M. Rogers chief operating officer.

•	June 7, 2005 - Audible and XM Satellite Radio announce an exclusive, multifaceted strategic relationship.

•	June 1, 2005 - Audible and Harlequin Enterprises Limited announce an exclusive marketing and content licensing agreement.

•
May 24, 2005 - Audible and Ruckus Network announce a strategic relationship aimed at delivering Audible's rich downloadable content to the thousands of college students across the country who access the Ruckus Network.

•	May 17, 2005 - Audible and Pearson Higher Education announce a strategic alliance to deliver innovative audio learning products to the higher education market.

•	May 13, 2005 - Audible announces that the company has enabled Texas Instruments' OMAP platform and TMS320DA255 Digital Signal Processor (DSP) support of Audible's Software Development Kit (SDK).

•	April 27, 2005 - Audible announces that elements of the company's AudibleReady® software development kit (SDK) have been developed and packaged for ARM® microprocessors.

Conference Call:

Senior management will host an investor teleconference at 5:00 p.m. EDT today, to discuss second quarter results as well as related financial and operational developments. A live webcast of the conference call is available at www.audible.com/ir for audio streaming access to the call. To participate in the call, the dial-in number is (877) 236-1078 or +1(213) 408-0663.

* Use of Non-GAAP Measures

Management believes that free cash flow is a useful measure of liquidity because it includes cash provided by operating activities as well as the impact of cash used for investment in property and equipment. However, this non-GAAP measure should be considered in addition to, not as a substitute for, or superior to, net cash provided by operating activities, or other financial measures prepared in accordance with U.S. GAAP. A reconciliation to the U.S. GAAP equivalents of this non-GAAP measure is contained in tabular form on the attached unaudited condensed consolidated financial statements.

About Audible Inc.:

Audible® (www.audible.com®) is the leader in spoken audio information and entertainment on the Internet. Content from Audible is downloaded and played back on personal computers, CDs, or AudibleReady® computer-based mobile devices. Audible has approximately 70,000 hours of audio programs from more than 250 content partners that include leading audiobook publishers, broadcasters, entertainers, magazine and newspaper publishers, and business information providers. Audible.com is the Apple iTunes Music Store's preeminent provider of spoken-word products for downloading or streaming via the Web. Additionally, the Company is strategically aligned with Random House, Inc. in the first-ever imprint to produce spoken-word content specifically suited for digital distribution, Random House Audible. Among the Company's key business relationships are Amazon.com, Apple Corp., Hewlett-Packard Company, Microsoft Corporation, palmOne, Inc., XM Satellite Radio, PhatNoise Inc., Rio Audio, Creative Labs, Texas Instruments Inc., and VoiceAge Corporation.

Audible, www.audible.com, AudibleListener, and AudibleReady are registered trademarks of Audible, Inc. and all are part of the family of Audible, Inc. trademarks.

Other product or service names mentioned herein are the trademarks of their respective owners.

This press release contains information about Audible, Inc. that is not historical fact and may be deemed to contain forward-looking statements about the company. Actual results may differ materially from those anticipated in any forward-looking statements as a result of certain risks and uncertainties, including, without limitation, Audible's limited operating history, history of losses, uncertain market for its services, and its inability to license or produce compelling audio content and other risks and uncertainties detailed in the company's Securities and Exchange Commission filings.

AUDIBLE INC. AND SUBSIDIARY
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three months ended		Six Months ended
	June 30,		June 30,
	2005	2004	2005	2004

Revenue, net:
Content and services:
Consumer content	$15,158,600	$7,938,062	$27,996,641	$14,613,500
Point of sale rebates	(231,235)	(67,755)	(586,810)	(184,005)
Services	20,890	12,901	40,334	30,003
Total content and services	14,948,255	7,883,208	27,450,165	14,459,498
Hardware	86,239	162,749	189,895	344,466
Related party revenue	259,095	-	533,531	-
Other	3,866	16,131	28,734	32,257
Total revenue, net	15,297,455	8,062,088	28,202,325	14,836,221

Operating expenses:
Cost of content and services revenue:
Royalties and other content charges	5,481,908	2,600,606	9,634,794	4,654,768
Discount certificate rebates	362,510	305,235	963,731	344,335
Total Cost of content and services revenue	5,844,418	2,905,841	10,598,525	4,999,103

Cost of hardware revenue	317,954	613,568	619,706	1,131,603
Operations	2,278,587	1,196,685	4,126,381	2,339,932
Technology and development	1,830,576	1,280,970	3,446,757	2,536,102
Marketing	2,905,203	999,711	5,194,456	2,151,997
General and administrative	1,686,289	840,537	3,224,219	1,407,715
Total operating expenses	14,863,027	7,837,312	27,210,044	14,566,452

Income from operations	434,428	224,776	992,281	269,769

Other income (expense):
Interest income	456,271	44,688	870,324	59,655
Interest expense	-	(14,090)	(1,495)	(16,278)
Other income, net	456,271	30,598	868,829	43,377

Income before income tax expense	890,699	255,374	1,861,110	313,146

Income tax expense	(66,830)	(18,789)	(147,850)	(18,789)

Net income	823,869	236,585	1,713,260	294,357

Dividends on preferred stock	-	-	-	(614,116)
Charges related to conversion of convertible preferred stock	-	-	-	(9,873,394)
Total preferred stock expense	-	-	-	(10,487,510)

Net income (loss) applicable to common shareholders	$823,869	$236,585	$1,713,260	$(10,193,153)

Basic net income (loss) applicable to common shareholders per common share	$0.03	$0.01	$0.07	$(0.51)

Basic weighted average common shares outstanding	24,169,493	21,238,711	24,089,286	19,936,969

Diluted net income (loss) per common share	$0.03	$0.01	$0.07	$(0.51)

Diluted weighted average common shares outstanding	25,987,281	23,620,502	26,053,889	19,936,969

AUDIBLE INC. AND SUBSIDIARY
CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
Assets	2005	2004
	(Unaudited)

Current Assets:
Cash and cash equivalents	$10,887,470	$13,296,006
Short-term investments	55,661,433	48,386,399
Interest receivable on short-term investments	152,385	76,151
Accounts receivable, net of allowance	1,476,983	786,987
Accounts receivable, related party	45,928	87,625
Royalty advances	396,284	140,634
Prepaid expenses and other current assets	929,531	665,984
Inventory	150,724	394,109
Total current assets	69,700,738	63,833,895

Property and equipment, net	2,258,280	919,090
Other assets	30,965	20,805

Total Assets	$71,989,983	$64,773,790

Liabilities and Stockholders' Equity

Current Liabilities:
Accounts payable	$1,474,335	$850,906
Accrued expenses	6,391,187	3,628,556
Royalty obligations, current	262,400	150,800
Accrued compensation	721,379	448,156
Capital lease obligations	-	120,795
Deferred revenue, current	2,758,624	2,445,868
Total current liabilities	11,607,925	7,645,081

Royalty obligations, non current	156,230	38,000
Deferred revenue, non current	200,000	-

Commitments and contingencies

Stockholders' Equity:
Common stock	242,802	241,697
Additional paid-in capital	190,827,390	187,248,675
Deferred compensation	(2,714,433)	(154,173)
Accumulated other comprehensive income	17,559	-
Treasury stock at cost	-	(184,740)
Accumulated deficit	(128,347,490)	(130,060,750)
Total Stockholders' Equity	60,025,828	57,090,709

Total Liabilities and Stockholders' Equity	$71,989,983	$64,773,790

AUDIBLE INC. AND SUBSIDIARY
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three months ended		Six months ended
	June 30,		June 30,
	2005	2004	2005	2004

Cash flows from operating activities:
Net income	$823,869	$236,585	$1,713,260	$294,357
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	237,684	144,902	377,191	255,426
Services rendered for common stock and warrants	-	163,246	-	432,328
Non-cash compensation charge	135,091	21,313	172,433	55,426
Deferred cash compensation	-	(55,000)	-	(58,750)
Accretion of discounts on short-term investments	(325,640)	-	(626,419)	-
Income tax benefit from exercise of stock options	124,811	-	147,301	-
Changes in assets and liabilities:
Interest receivable on short-term investments	(125,241)	-	(76,235)	-
Accounts receivable, net	(548,565)	(105,898)	(690,055)	(197,343)
Accounts receivable, from related parties	103,507	-	41,696	-
Royalty advances	(191,543)	25,412	(255,650)	58,538
Prepaid expenses and other current assets	(505,466)	(374,201)	(264,222)	(337,620)
Inventory	223,273	(14,380)	243,385	(102,996)
Other assets	560	399,748	(10,603)	397,719
Accounts payable	(480,224)	(198,051)	626,712	(36,425)
Accrued expenses	1,427,260	522,626	2,762,600	589,545
Royalty obligations	185,000	(40,000)	229,830	(127,500)
Accrued compensation	201,084	77,208	275,101	57,950
Deferred revenue	390,195	203,702	512,823	198,318

Net cash provided by operating activities	1,675,655	1,007,212	5,179,148	1,478,973

Cash flows from investing activities:
Purchases of property and equipment	(1,254,532)	(113,310)	(1,716,955)	(237,811)
Purchases of short-term investments	(20,932,413)	-	(32,648,615)	-
Proceeds from maturity of short-term investments	21,000,000	-	26,000,000	-
Net cash used in investing activities	(1,186,945)	(113,310)	(8,365,570)	(237,811)

Cash flows from financing activities:
Proceeds from exercise of common stock options	523,942	104,855	590,067	328,433
Proceeds from exercise of common stock warrants	21,500	25,000	294,500	27,500
Principal payments made on capital lease obligations	-	(283,099)	(120,795)	(318,565)
Payments received on notes due from stockholders for common stock	-	55,000	-	58,750
Net cash provided by (used in) financing activities	545,442	(98,244)	763,772	96,118

Effect of exchange rate changes on cash and cash equivalents	13,620	-	14,114	-

Increase (decrease) in cash and cash equivalents	1,047,772	795,658	(2,408,536)	1,337,280

Cash and cash equivalents at beginning of period	9,839,698	9,616,609	13,296,006	9,074,987
Cash and cash equivalents at end of period	$10,887,470	$10,412,267	$10,887,470	$10,412,267

Non-GAAP Free Cash Flow reconciliation:
Net cash provided by (used in) operating activites	$1,675,655	$1,007,212	$5,179,148	$1,478,973
Purchases of property and equipment and capital lease payments	(1,254,532)	(396,409)	(1,837,750)	(556,376)

Non-GAAP Free Cash Flow	$421,123	$610,803	$3,341,398	$922,597